AMENDMENT AGREEMENT

                  AMENDMENT AGREEMENT, dated as of September 30, 2004 (this "Agreement"), to: (i) the Note Purchase Agreement, dated as of May 28, 2004 (as heretofore amended and supplemented and as it in the future may be amended, modified or supplemented from time to time in accordance with its terms, the "Note Purchase Agreement"), by and among Knightsbridge Fine Wines, Inc., a Nevada corporation ("Knightsbridge"), and each of Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund, LP (collectively, the "Purchasers"), (ii) that certain Convertible Promissory Note No. PN-04-1 dated May 28, 2004 (the "First Note"), in the original principal amount of $250,000 issued by Knightsbridge in favor of Longview Fund, LP, (iii) that certain Convertible Promissory Note No. PN-04-2 dated May 28, 2004 (the "Second Note"), in the original principal amount of $200,000 issued by Knightsbridge in favor of Longview Equity Fund, LP, and (iv) that certain Convertible Promissory Note No. PN-04-3 dated May 28, 2004 (the "Third Note" and, collectively with the First Note and the Second Note, the "Notes"), in the original principal amount of $50,000 issued by Knightsbridge in favor of Longview International Equity Fund, LP.

                  WHEREAS, Knightsbridge is in default under the Note Purchase Agreement and each of the Notes for non-payment of principal and interest owed under the Notes in cash on August 26, 2004;

                  WHEREAS, Knightsbridge currently owes to the Purchasers the aggregate principal amount under the Notes of $483,500, plus interest of $5,076.75 through September 30, 2004; and

                  WHEREAS, in order to cure any event of default or default under the Note Purchase Agreement and the Notes, including defaults for non-payment of principal or interest due and owing under the Notes, the parties hereto have agreed to amend certain provisions of the Note Purchase Agreement and each of the Notes as set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Note Purchase Agreement and Notes. Subject to the conditions as to effectiveness set forth in Section 3 of this Agreement, the Note Purchase Agreement and the Notes are hereby amended as follows:

         (a) The Maturity Date (as such term is defined in each of the Notes) is hereby extended for a period of sixty (60) days from August 26, 2004 to November 9, 2004 (as hereby amended, the "Maturity Date").

         (b) As an inducement to the extension of the Maturity Date on the Notes by the Purchasers, in addition to the Note Payment Shares (as such term is defined in the Note Purchase Agreement), Knightsbridge shall immediately issue and deliver to the Purchasers certificates representing an aggregate amount of three hundred thousand (300,000) shares ("Additional Shares") of the common stock, par value $.001 per share, of Knightsbridge ("Common Stock"), which Additional Shares shall be issued to each of the Purchasers in proportion to their original principal amount of each of their Notes. Such Additional Shares shall be deemed Registrable Securities (as such term is defined in the Note Purchase Agreement), and the Additional Shares shall be registered with the Securities and Exchange Commission in accordance with the terms, conditions and provisions of the Note Purchase Agreement.

         (c) Commencing as of the date hereof, minimum interest payments on the outstanding principal amount of the Notes shall be payable by Knightsbridge, on a monthly basis at the end of each month, in the amount of $7,500 until the Maturity Date, as extended in Section 1(a) above. From the period commencing August 26, 2004 through the Maturity Date, interest on the outstanding principal amount of the Notes shall accrue at the rate of eighteen (18%) percent per annum.

         (d) Commencing as of the date hereof, Knightsbridge shall prepay the outstanding principal and interest under the Notes by an amount equal to fifty (50%) percent of the gross proceeds received by Knightsbridge from the sale or collection of any accounts receivable, or from the proceeds of any financing by Knightsbridge of its inventory or accounts receivables, less any payroll expenses (including payroll expenses to senior executives of Knightsbridge, including, without limitation, Mr. Jake Shapiro). Collections from the sale or collection of accounts receivable will be payable to the Purchasers on a monthly basis to a bank account designated by the Purchasers.

         (e) Knightsbridge may prepay the Notes at any time, in whole or in part, prior to November 9, 2004, without any prepayment penalty. All partial prepayments of the Notes, howsoever made, shall be applied first to accrued interest, until all accrued interest has been paid in full, and thereafter all remaining amounts shall be applied to the payment of the outstanding principal amount of the Notes.

         (f) As security for the performance of the obligations of Knightsbridge under the Note Purchase Agreement, the Notes, and this Agreement, Mr. Jake Shapiro shall pledge two hundred and fifty thousand (250,000) shares of Common Stock (the "Pledged Shares") owned by him to the Purchasers pursuant to that certain Pledge Agreement, dated as of the date hereof, by and among Mr. Shapiro and each of the Purchasers, in the form set forth as Exhibit A attached hereto. Upon foreclosure under the Pledge Agreement, the Pledged Shares shall be deemed Registrable Securities, and such Pledged Shares shall be registered with the Securities and Exchange Commission in accordance with the terms, conditions and provisions of the Note Purchase Agreement.

2. Representations and Warranties. Knightsbridge hereby represents and warrants to each of the Purchasers as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Agreement):

         (a)      All  representations  and warranties made by  Knightsbridge in
Section 3 of the Note Purchase Agreement and Section 7 of each of the Notes, after taking into account the effect of this Agreement, are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

         (b) Knightsbridge has the requisite power to execute, deliver and carry out the terms and provisions of this Agreement.

         (c) This Agreement has been duly executed and delivered by Knightsbridge and constitutes the legal, valid and binding obligation of Knightsbridge, and is enforceable against Knightsbridge in accordance with its terms subject (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and
(ii) to general principles of equity.

         (d) After giving effect to this Agreement, no event has occurred and is continuing which constitutes or would constitute a Default or an Event of Default under the Note Purchase Agreement or the Notes.

3. Conditions Precedent. Notwithstanding any term or provision of this Agreement to the contrary, Section 1 hereof shall not become effective until:

         (a) Each of the Purchasers shall receive counterparts of this Agreement, duly executed and delivered on behalf of Knightsbridge, Mr. Jake Shapiro, individually, and each of the Purchasers.

         (b) Each of the Purchasers shall receive certificates representing the Additional Shares, which shall be allocated to each of the Purchasers in proportion to their original principal amount of each of their Notes.

         (c) Each of the Purchasers shall receive a Pledge Agreement, duly executed and delivered by Mr. Jake Shapiro and each of the Purchasers, in the form set forth as Exhibit A attached hereto, together with a stock certificate and stock powers duly endorsed in blank, to effectuate the perfection of the pledge of two hundred and fifty thousand (250,000) shares of Common Stock owned by Mr. Shapiro in favor of the Purchasers.

4. Fees and Expenses of Purchasers. Knightsbridge agrees to immediately ay all reasonable fees and out-of-pocket expenses incurred by the Purchasers in connection with the preparation and negotiation of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Purchasers in an aggregate amount equal to $5,000.

5. References to Agreements. The term "Agreement", "hereof", "herein" and similar terms as used in the Note Purchase Agreement, and references in the Note Purchase Agreement and the Notes to the Note Purchase Agreement, shall mean and refer to, from and after the effective date of the amendments contained herein as determined in accordance with Section 3 hereof, the Note Purchase Agreement, as amended by this Agreement.

6. Continued Effectiveness. Nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any Default or Event of Default under, the Note Purchase Agreement or any of the Notes, except as expressly provided for hereby, and each of the parties hereto agrees that, as amended by this Agreement, all of the covenants and agreements and other provisions contained in the Note Purchase Agreement and the Notes shall remain in full force and effect from and after the date of this Agreement.

7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).



                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                     KNIGHTSBRIDGE FINE WINES, INC.


                                     By:
                                         ----------------------------------
                                         Name:
                                         Title:


                                     LONGVIEW FUND, LP


                                     By:
                                         ----------------------------------
                                         Name:
                                         Title:

                                     LONGVIEW EQUITY FUND, LP


                                     By:
                                         ----------------------------------
                                         Name:
                                         Title:


                                     LONGVIEW INTERNATIONAL EQUITY FUND, LP


                                     By:
                                         Name:
                                         Title:


                                     --------------------------------------
                                     Jake Shapiro, individually